UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

September 25, 2018

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D565, Las Vegas, NV, 89103
(Address of Principal Executive Offices)

(424) 256-8560
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 25, 2018, B4MC Gold Mines, Inc. (the “Company”) filed a certificate of amendment (the “Amendment”) to its articles of incorporation with the Secretary of State of the State of Nevada to (i) amend its name from B4MC Gold Mines, Inc. to RocketFuel Blockchain, Inc. (the “Name Change”), (ii) decrease the number of authorized shares of the Company’s common stock from 750,000,000 to 250,000,000 (“Authorized Share Decrease”), and (iii) authorize 50,000,000 shares of blank check preferred stock, par value $0.001 per share (the “Preferred Stock Authorization”).  On August 8, 2018, the Company’s Board of Directors took action by written consent to approve the Amendment to effect the Name Change, Authorized Share Decrease and Preferred Stock Authorization, subject to stockholder approval. On August 8, 2018, in lieu of a meeting of our stockholders, and pursuant to Section 78.320 of the Nevada Revised Statutes of the State of Nevada, shareholders of the Company representing 87.5% of the Company’s voting securities approved the Amendment and the underlying corporate actions by written consent.

The Name Change became effective as of September 28, 2018 on the Daily List of the Financial Industry Regulatory Authority.

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Item 9.01.

Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, dated September 25, 2018, as filed with the Secretary of State of the State of Nevada

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2018	RocketFuel Blockchain, Inc.
	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz Chief Financial Officer

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